   As filed with the Securities and Exchange Commission on December 19, 2000

                                            Registration Statement No. 333-31249
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  STAPLES, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                        04-2896127
   (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                             ----------------------

                                500 STAPLES DRIVE
                         FRAMINGHAM, MASSACHUSETTS 01702
                                 (508) 253-5000
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                             ----------------------

                                 JOHN J. MAHONEY
              EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
                          CHIEF ADMINISTRATIVE OFFICER
                                  STAPLES, INC.
                                500 STAPLES DRIVE
                         FRAMINGHAM, MASSACHUSETTS 01702
                                 (508) 253-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   COPIES TO:
                              MARK G. BORDEN, ESQ.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          DEREGISTRATION OF SECURITIES

         Staples, Inc. (the "Registrant") previously issued $200,000,000 principal amount of 7.125% senior notes due 2007 (the "Notes") on Form S-3 (File No. 333-31249) (the "Registration Statement") which was originally filed with the Securities and Exchange Commission on July 14, 1997.

         The purpose of this Post-Effective Amendment No. 2 to the Registration Statement is to terminate the Registration Statement and to deregister the $300,000,000 aggregate principal amount of Debt Securities (as defined in the Registration Statement) which remain unissued as of such termination.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Massachusetts, on this 19th day of December, 2000.

                                                   STAPLES, INC.

                                                   /s/ Thomas G. Stemberg

                                                   Thomas G. Stemberg
                                                   CHAIRMAN OF THE BOARD AND
                                                   CHIEF EXECUTIVE OFFICER


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated above.


           SIGNATURE                                          CAPACITY

   /s/ Thomas G. Stemberg                     Chairman of the Board and Chief Executive Officer
---------------------------------             (Principal Executive Officer)
       Thomas G. Stemberg


   /s/ Basil L. Anderson                      Director
---------------------------------
       Basil L. Anderson


   /s/ Mary Elizabeth Burton                  Director
---------------------------------
       Mary Elizabeth Burton


   /s/ W. Lawrence Heisey                     Director
---------------------------------
       W. Lawrence Heisey


           SIGNATURE                          CAPACITY

   /s/ George J. Mitchell                     Director
---------------------------------
       George J. Mitchell


   /s/ James L. Moody, Jr.                    Director
---------------------------------
       James L. Moody, Jr.


   /s/ Rowland T. Moriarty                    Director
--------------------------------
       Rowland T. Moriarty


   /s/ Robert C. Nakasone                     Director
--------------------------------
       Robert C. Nakasone


   /s/ W. Mitt Romney                         Director
--------------------------------
       W. Mitt Romney


   /s/ Ronald L. Sargent                      Director
---------------------------------
       Ronald L. Sargent


   /s/ Martin Trust                           Director
---------------------------------
       Martin Trust


   /s/ Paul F. Walsh                          Director
---------------------------------
       Paul F. Walsh


   /s/ Margaret C. Whitman                    Director
---------------------------------
       Margaret C. Whitman


           SIGNATURE                                          CAPACITY

   /s/ John J. Mahoney                        Executive Vice President, Chief Financial Officer and
-------------------------------               Chief Administrative Officer (Principal Financial
       John J. Mahoney                        Officer)


   /s/ Patrick Hickey                         Senior Vice President and Corporate Controller
------------------------------                (Principal Accounting Officer)
       Patrick Hickey